UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below with respect to the Shares (as defined herein) is incorporated into this Item 3.02 by reference, insofar as it relates to the unregistered sales of equity securities.

Item 8.01 Other Events

On July 15, 2026, Xeris Biopharma Holdings, Inc. (the “Company”) completed the privately negotiated exchange transactions previously disclosed in its Current Report on Form 8-K filed on June 11, 2026 (collectively, the “Exchange Transactions”) with certain holders (the “Exchanging Noteholders”) of its 8.00% Convertible Senior Notes due 2028 (the “2028 Notes”). In the Exchange Transactions, the Exchanging Noteholders exchanged approximately $23 million in aggregate principal amount of the 2028 Notes for an aggregate of approximately 5.0 million shares of the Company’s common stock (the “Shares”) and approximately $23 million in cash (together with the Shares, the “Exchange Consideration”). The Company funded the cash portion of the Exchange Consideration with liquidity on-hand. The 2028 Notes exchanged by the Exchanging Noteholders were immediately cancelled at the completion of the Exchange Transactions.

Separately, on July 15, 2026, a holder of $10.5 million in principal amount of the 2028 Notes elected to convert their 2028 Notes into approximately 3.6 million shares of the Company’s common stock (the “Conversion).

Following the completion of the Exchange Transactions and the Conversion, no 2028 Notes remain outstanding.

The Shares issued in the Exchange Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied, in part, upon representations from each Exchanging Noteholder that, among other things, (i) it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (ii) it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Shares issued in the Conversion have not been registered under the Securities Act, and were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer